EXHIBIT 99.1

Keurig Dr Pepper Reports Strong Q2 2022 Results and Raises Full-Year Net Sales Guidance

Net Sales Growth Accelerates, with all Business Segments posting Strong Results
Company Reaffirms Adjusted EPS Guidance for the Year

BURLINGTON, MA and FRISCO, TX (July 28, 2022) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported strong results for the second quarter ended June 30, 2022 and raised its full-year net sales guidance to low-double-digit growth, from the previous high-single-digit range. The Company also reaffirmed its guidance for full year Adjusted EPS growth in the mid-single-digit range.

	Reported GAAP Basis		Adjusted Basis[1]
	Q2	YTD 2022	Q2	YTD
Net Sales	$3.55 bn	$6.63 bn	$3.55 bn	$6.63 bn
% vs prior year	13.2%	9.8%	13.5%	9.9%
Diluted EPS	$0.15	$0.56	$0.39	$0.72
% vs prior year	(51.6)%	3.7%	2.6%	1.4%
Commenting on the announcement, Chairman and CEO Bob Gamgort stated, “Our strong results reflect the flexibility and resilience of our business and the capability of our team to execute with excellence. We successfully recovered from supply chain disruptions in coffee and non-carbonated beverages, implemented additional pricing to offset inflation and continued to accelerate growth across our broad portfolio, leading to another quarter of strong market share performance. We remain confident that our “all-weather” business model will enable us to deliver in the ongoing volatile macro environment.”
Incoming CEO Ozan Dokmecioglu added, “I am pleased with the continued strength of our business and remain confident in our ability to deliver our plans for the second half of this year. I look forward to assuming the role of CEO and partnering with our talented team to drive value creation through the successful execution of our strategic plan.”
Second Quarter Consolidated Results
Net sales for the second quarter of 2022 increased 13.2% to $3.55 billion, compared to $3.14 billion in the year-ago period and, on a constant currency basis, net sales increased 13.5%. This strong performance reflected balanced growth in all segments, with both pricing and volumes up in the quarter. Driving the consolidated net sales growth was favorable net price realization of 10.4% and higher volume/mix of 3.1%, reflecting modest volume elasticity impacts in the quarter.
KDP in-market performance in the Liquid Refreshment Beverages (LRB) category remained exceptionally strong in the quarter, with retail dollar consumption2 advancing 9.9% and market share growing or holding across 92% of the Company’s cold beverage portfolio, largely reflecting strength in CSDs3, premium unflavored water, coconut water, seltzers, teas, apple juice, vegetable juice and fruit drinks. This performance was driven by Dr Pepper, Sunkist, Canada Dry, A&W and Squirt CSDs, CORE Hydration, Vita Coco, Polar seltzers, Snapple, Hawaiian Punch and Mott’s.
________________________________
(1)Adjusted financial metrics presented in this release are non-GAAP and on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.
(2)Retail consumption data based on Keurig Dr Pepper’s custom IRi category definitions for the 13-week period ending 6/26/2022.
(3)CSDs refer to “Carbonated Soft Drinks”.

In coffee, retail dollar consumption of single-serve pods manufactured by KDP increased 3.8% in IRi tracked channels, led by higher pricing in both partner and KDP owned and licensed brands, with stronger growth registered in untracked channels. Coffee Systems net sales in the quarter advanced approximately 9%, reflecting the early completion of the Company’s coffee recovery program, which enabled KDP to begin to restore inventory levels to partners and customers. KDP manufactured share in the quarter remained strong at 81.8%.
GAAP operating income in the second quarter of 2022 decreased 22.1% to $572 million, compared to $734 million in the year-ago period, primarily reflecting higher gross profit, driven by the strong and balanced net sales growth and productivity, more than offset by the unfavorable year-over-year impact of items affecting comparability and broad-based inflationary pressures and supply chain disruption.
Adjusted operating income declined slightly in the quarter to $832 million, or 23.4% as a percent of net sales, reflecting Adjusted gross profit growth of 10%, offset by inflationary pressures in transportation, warehousing and retail labor, each of which increased on a rate basis in the quarter.
GAAP net income in the second quarter of 2022 decreased 51.3% to $218 million, or $0.15 per diluted share, compared to $448 million, or $0.31 per diluted share, in the year-ago period. This performance reflected the decline in GAAP operating income and the unfavorable year-over-year impact of items affecting comparability, which more than offset the benefits of a lower effective tax rate and reduced interest expense.
Adjusted net income in the quarter advanced 3.3% to $554 million, driven by the benefits of the lower effective tax rate and reduced interest expense, partially offset by the slight decline in Adjusted operating income. Adjusted diluted EPS in the quarter increased 2.6% to $0.39, compared to $0.38 in the year-ago period.
Operating cash flow in the second quarter of 2022 totaled $676 million and free cash flow totaled $599 million, primarily reflecting the increase in operating cash flow and slightly lower capital expenditures.
During the quarter, the Company repurchased approximately 2.5 million KDP shares for a total cost of $87.6 million, at an average price per share of $34.51. The company has $3.9 billion remaining under its share repurchase authorization expiring on December 31, 2025.
Second Quarter Segment Results
Coffee Systems
Net sales for the second quarter of 2022 increased 8.5% to $1.20 billion, compared to $1.10 billion in the year-ago period and, on a constant currency basis, net sales increased 9.1%. The constant currency net sales growth was driven by a 5.8% increase in net price realization and a 3.3% increase in volume/mix, reflecting the benefits of modest elasticities and the early completion of the Company’s coffee recovery program, which enabled KDP to begin to rebuild retailer and partner inventories and restore customer service levels.
The higher net price realization of 5.8% in the quarter was driven by pod and brewer pricing actions taken late in 2021 and during the second quarter of 2022. The volume/mix increase of 3.3% reflected pod volume growth of 4.7%, partially offset by a brewer volume decline of 4.2%, reflecting comparison to the strong 29% brewer growth in the year-ago period.

GAAP operating income in the second quarter of 2022 decreased 11.3% to $315 million, compared to $355 million in the year-ago period, largely reflecting the lag in timing between higher net price realization and broad-based inflation, continued elevated costs associated with the coffee recovery program, a slight increase in marketing investment and the unfavorable year-over-year impact of items affecting comparability. Partially offsetting these factors was the benefit of productivity. Adjusted operating income decreased 8.4% to $369 million and, on a percent of net sales basis, totaled 30.9%.
Packaged Beverages
Net sales for the second quarter of 2022 increased 12.8% to $1.69 billion, compared to $1.50 billion in the year-ago period and, on a constant currency basis, net sales increased 12.9%. This strong and balanced net sales performance was driven by higher net price realization of 11.0% and increased volume/mix of 1.9%, reflecting modest volume elasticities and continued strong in-market execution.
The strong net sales performance reflected broad-based strength across the portfolio, led by CSDs, CORE Hydration, Snapple, Polar seltzers, Vita Coco, Mott’s and Hawaiian Punch.
GAAP operating income in the second quarter of 2022 decreased 11.1% to $232 million, compared to $261 million in the year-ago period, primarily reflecting the lag in timing between higher net price realization and broad-based inflation and higher marketing investment, partially offset by productivity and the favorable year-over-year impact of items affecting comparability. Adjusted operating income decreased 14.5% to $247 million and, on a percent of net sales basis, totaled 14.6%.
Beverage Concentrates
Net sales for the second quarter of 2022 increased 22.7% to $460 million, compared to $375 million in the year-ago period and, on a constant currency basis, increased 22.9%. This strong and balanced performance was driven by higher net price realization of 19.2%, including favorable timing related to trade accruals versus year-ago, and favorable volume/mix of 3.7%, reflecting modest volume elasticities.
Total shipment volume versus year-ago increased 3.5% in the quarter, led by increases in Canada Dry and Dr Pepper. Bottler case sales volume in the quarter were essentially even with the year-ago period.
GAAP operating income in the second quarter of 2022 increased 27.1% to $324 million, compared to $255 million in the year-ago period, primarily reflecting the strong net sales performance and lower marketing, partially offset by broad-based inflation and the slightly unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 27.6% to $327 million and, on a percent of net sales basis, totaled 71.1%.
Latin America Beverages
Net sales for the second quarter of 2022 increased 26.5% to $210 million, on both a reported and constant currency basis, compared to net sales of $166 million in the year-ago period. This strong and balanced performance was driven by higher net price realization of 14.5% and increased volume/mix of 12.0%, reflecting modest volume elasticities and strong in-market execution. Leading the net sales growth were Peñafiel, Clamato, Squirt and Mott’s.
GAAP operating income in the second quarter of 2022 increased 38.9% to $50 million, compared to $36 million in the year-ago period, reflecting the strong growth in net sales, productivity and a slightly favorable year-over-year impact of items affecting comparability which, taken together, more than offset broad-based inflationary pressures, particularly elevated logistics costs, and increased marketing investment. Adjusted operating income increased 35.1% to $50 million and, on a percent of net sales basis, totaled 23.8%.

KDP Acquisition
During the quarter, KDP announced an agreement to acquire the global rights to Atypique, a highly unique non-alcohol, ready-to-drink cocktail brand in the emerging and fast-growing non-alcohol cocktail segment in Canada. This new platform complements KDP’s strong and successful ready-to-drink alcohol portfolio in Canada and provides the Company with new growth opportunities in an exciting, new category.
KDP 2022 Guidance
KDP raised its guidance for 2022 constant currency net sales growth to the low-double-digit range and reaffirmed its guidance for Adjusted EPS growth in the mid-single-digit range. The Company continues to expect Adjusted EPS growth in the second half of the year to reach the high-single-digit range, driven largely by the fourth quarter.

Investor Contacts:
Steve Alexander
T: 972-673-6769 / steve.alexander@kdrp.com
Chethan Mallela
chethan.mallela@kdrp.com

Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue approaching $13 billion and approximately 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit www.keurigdrpepper.com.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted operating income, Adjusted net income, Adjusted diluted EPS, free cash flow and financial measures presented on a constant currency basis, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and their continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Second Quarter		First Six Months
(in millions, except per share data)	2022	2021	2022	2021
Net sales	$3,554	$3,140	$6,632	$6,042
Cost of sales	1,778	1,370	3,206	2,672
Gross profit	1,776	1,770	3,426	3,370
Selling, general and administrative expenses	1,204	1,039	2,222	2,000
Gain on litigation settlement	—	—	(299)	—
Other operating income, net	—	(3)	(35)	(4)
Income from operations	572	734	1,538	1,374
Interest expense	175	125	363	265
Loss on early extinguishment of debt	169	—	217	105
Gain on sale of equity method investment	—	—	(50)	—
Impairment of investments and note receivable	6	—	12	—
Other expense (income), net	9	(4)	18	(7)
Income before provision for income taxes	213	613	978	1,011
(Benefit) provision for income taxes	(5)	165	175	238
Net income including non-controlling interest	218	448	803	773
Less: Net loss attributable to non-controlling interest	—	—	—	—
Net income attributable to KDP	$218	$448	$803	$773

Earnings per common share:
Basic	$0.15	$0.32	$0.57	$0.55
Diluted	0.15	0.31	0.56	0.54
Weighted average common shares outstanding:
Basic	1,417.5	1,417.4	1,417.8	1,413.4
Diluted	1,428.6	1,428.1	1,429.2	1,426.9

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in millions, except share and per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$552	$567
Restricted cash and cash equivalents	2	1
Trade accounts receivable, net	1,326	1,148
Inventories	1,239	894
Prepaid expenses and other current assets	652	447
Total current assets	3,771	3,057
Property, plant and equipment, net	2,446	2,494
Investments in unconsolidated affiliates	78	30
Goodwill	20,163	20,182
Other intangible assets, net	23,774	23,856
Other non-current assets	1,159	937
Deferred tax assets	37	42
Total assets	$51,428	$50,598
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,950	$4,316
Accrued expenses	1,106	1,110
Structured payables	145	142
Short-term borrowings and current portion of long-term obligations	—	304
Other current liabilities	560	613
Total current liabilities	6,761	6,485
Long-term obligations	11,555	11,578
Deferred tax liabilities	6,007	5,986
Other non-current liabilities	1,714	1,577
Total liabilities	26,037	25,626
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,416,072,925 and 1,418,119,197 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	21,701	21,785
Retained earnings	3,471	3,199
Accumulated other comprehensive income (loss)	205	(26)
Total stockholders' equity	25,391	24,972
Non-controlling interest	—	—
Total equity	25,391	24,972
Total liabilities and stockholders' equity	$51,428	$50,598

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Six Months
(in millions)	2022	2021
Operating activities:
Net income attributable to KDP	$803	$773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	205	206
Amortization of intangibles	67	67
Other amortization expense	86	80
Provision for sales returns	25	32
Deferred income taxes	(52)	(12)
Employee stock-based compensation expense	12	48
Loss on early extinguishment of debt	217	105
Gain on sale of equity method investment	(50)	—
Gain on disposal of property, plant and equipment	(33)	(4)
Unrealized loss (gain) on foreign currency	2	(15)
Unrealized loss (gain) on derivatives	187	(72)
Settlements of interest rate contracts	125	—
Equity in losses of unconsolidated affiliates	5	1
Impairment on investments and note receivable of unconsolidated affiliates	12	—
Other, net	22	3
Changes in assets and liabilities:
Trade accounts receivable	(206)	(41)
Inventories	(346)	(131)
Income taxes receivable and payables, net	(245)	(65)
Other current and non-current assets	(340)	(131)
Accounts payable and accrued expenses	680	293
Other current and non-current liabilities	163	2
Net change in operating assets and liabilities	(294)	(73)
Net cash provided by operating activities	1,339	1,139
Investing activities:
Proceeds from sale of investment in unconsolidated affiliates	50	—
Purchases of property, plant and equipment	(186)	(204)
Proceeds from sales of property, plant and equipment	78	15
Purchases of intangibles	(10)	(12)
Issuance of related party note receivable	(18)	(2)
Investments in unconsolidated affiliates	(48)	—
Other, net	3	3
Net cash used in investing activities	(131)	(200)
Financing activities:
Proceeds from issuance of Notes	3,000	2,150
Repayments of Notes	(3,365)	(3,595)
Proceeds from issuance of commercial paper	500	2,776
Repayments of commercial paper	(649)	(1,453)
Repayments of 2019 KDP Term Loan	—	(425)
Proceeds from structured payables	79	73
Repayments of structured payables	(75)	(81)
Cash dividends paid	(531)	(424)
Repurchases of common stock	(88)	—
Proceeds from issuance of common stock	—	140
Tax withholdings related to net share settlements	(8)	(125)
Payments on finance leases	(41)	(27)
Other, net	(43)	(37)
Net cash used in financing activities	(1,221)	(1,028)
Cash, cash equivalents, and restricted cash and cash equivalents:
Net change from operating, investing and financing activities	(13)	(89)
Effect of exchange rate changes	(1)	4
Beginning balance	568	255
Ending balance	$554	$170

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Second Quarter		First Six Months
(in millions)	2022	2021	2022	2021
Net Sales
Coffee Systems	$1,195	$1,101	$2,288	$2,243
Packaged Beverages	1,689	1,498	3,169	2,805
Beverage Concentrates	460	375	819	703
Latin America Beverages	210	166	356	291
Total net sales	$3,554	$3,140	$6,632	$6,042

Income from Operations
Coffee Systems	$315	$355	$583	$723
Packaged Beverages	232	261	718	440
Beverage Concentrates	324	255	568	493
Latin America Beverages	50	36	75	58
Unallocated corporate costs	(349)	(173)	(406)	(340)
Total income from operations	$572	$734	$1,538	$1,374

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the second quarter of 2022, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; (vi) the gain on the sale of our investment in BodyArmor; (vii) the gain on the settlement of our prior litigation with BodyArmor, excluding recoveries of previously incurred litigation expenses which were included in our adjusted results; (viii) losses recognized with respect to our equity method investment in Bedford as a result of funding our share of their wind-down costs and (ix) foundational projects, which are transformative and non-recurring in nature.
For the second quarter of 2021, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; and (vi) gains from insurance recoveries related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.
Costs related to significant non-routine legal matters relate to the antitrust litigation. Incremental costs to our operations related to risks associated with the COVID-19 pandemic include incremental expenses incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic.
We believe removing these costs reflects how management views our business results on a consistent basis.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the second quarter and first six months of 2022 and 2021, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Gain on litigation settlement	Other operating income, net	Income from operations	Operating margin
For the Second Quarter of 2022
Reported	$1,778	$1,776	50.0%	$1,204	$—	$—	$572	16.1%
Items Affecting Comparability:
Mark to market	(138)	138		—	—	—	138
Amortization of intangibles	—	—		(33)	—	—	33
Stock compensation	—	—		(5)	—	—	5
Restructuring and integration costs	—	—		(23)	—	1	22
Productivity	(28)	28		(24)	—	—	52
Non-routine legal matters	—	—		(3)	—	—	3
COVID-19	(3)	3		(1)	—	—	4
Transaction costs	—	—		(1)	—	—	1
Foundational projects	—	—		(2)	—	—	2
Adjusted	$1,609	$1,945	54.7%	$1,112	$—	$1	$832	23.4%
Impact of foreign currency			—%					—%
Constant currency adjusted			54.7%					23.4%

For the Second Quarter of 2021
Reported	$1,370	$1,770	56.4%	$1,039	$—	$(3)	$734	23.4%
Items Affecting Comparability:
Mark to market	17	(17)		21	—	—	(38)
Amortization of intangibles	—	—		(34)	—	—	34
Stock compensation	—	—		(5)	—	—	5
Restructuring and integration costs	—	—		(49)	—	—	49
Productivity	(14)	14		(24)	—	—	38
Non-routine legal matters	—	—		(6)	—	—	6
COVID-19	(7)	7		(4)	—	—	11
Adjusted	$1,366	$1,774	56.5%	$938	$—	$(3)	$839	26.7%

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Impairment of investments and note receivable	Other expense (income), net	Income before provision for income taxes	(Benefit) provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the Second Quarter of 2022
Reported	$175	$169	$6	$9	$213	$(5)	(2.3)%	$218	$0.15
Items Affecting Comparability:
Mark to market	(63)	—	—	1	200	49		151	0.11
Amortization of intangibles	—	—	—	—	33	8		25	0.02
Amortization of deferred financing costs	(1)	—	—	—	1	—		1	—
Amortization of fair value debt adjustment	(4)	—	—	—	4	1		3	—
Stock compensation	—	—	—	—	5	(2)		7	—
Restructuring and integration costs	—	—	—	—	22	5		17	0.01
Productivity	—	—	—	—	52	10		42	0.03
Impairment of investment	—	—	(6)	—	6	—		6	—
Loss on early extinguishment of debt	—	(169)	—	—	169	43		126	0.09
Non-routine legal matters	—	—	—	—	3	1		2	—
COVID-19	—	—	—	—	4	1		3	—
Transaction costs	—	—	—	—	1	—		1	—
Foundational projects	—	—	—	—	2	—		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	50		(50)	(0.03)
Adjusted	$107	$—	$—	$10	$715	$161	22.5%	$554	$0.39
							0.1%
							22.6%

For the Second Quarter of 2021
Reported	$125	$—	$—	$(4)	$613	$165	26.9%	$448	$0.31
Items Affecting Comparability:
Mark to market	(1)	—	—	—	(37)	(9)		(28)	(0.02)
Amortization of intangibles	—	—	—	—	34	9		25	0.02
Amortization of deferred financing costs	(1)	—	—	—	1	—		1	—
Amortization of fair value of debt adjustment	(4)	—	—	—	4	—		4	—
Stock compensation	—	—	—	—	5	2		3	—
Restructuring and integration costs	—	—	—	—	49	11		38	0.03
Productivity	—	—	—	—	38	10		28	0.02
Non-routine legal matters	—	—	—	—	6	1		5	—
COVID-19	—	—	—	—	11	3		8	0.01
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	(6)		6	—
Adjusted	$119	$—	$—	$(4)	$724	$186	25.7%	$538	$0.38

Change - adjusted	(10.1)%							3.0%	2.6%
Impact of foreign currency	—%							0.3%	—%
Change - constant currency adjusted	(10.1)%							3.3%	2.6%

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Gain on litigation settlement	Other operating income, net	Income from operations	Operating margin
For the First Six Months of 2022
Reported	$3,206	$3,426	51.7%	$2,222	$(299)	$(35)	$1,538	23.2%
Items Affecting Comparability:
Mark to market	(79)	79		26	—	—	53
Amortization of intangibles	—	—		(67)	—	—	67
Stock compensation	—	—		2	—	—	(2)
Restructuring and integration costs	—	—		(56)	—	(2)	58
Productivity	(56)	56		(46)	—	—	102
Non-routine legal matters	—	—		(7)	—	—	7
COVID-19	(7)	7		(2)	—	—	9
Gain on litigation	—	—		—	271	—	(271)
Transaction costs	—	—		(1)	—	—	1
Foundational projects	—	—		(2)	—	—	2
Adjusted	$3,064	$3,568	53.8%	$2,069	$(28)	$(37)	$1,564	23.6%
Impact of foreign currency			(1.1)%					0.2%
Constant currency adjusted			52.7%					23.8%

For the First Six Months of 2021
Reported	$2,672	$3,370	55.8%	$2,000	$—	$(4)	$1,374	22.7%
Items Affecting Comparability:
Mark to market	26	(26)		50	—	—	(76)
Amortization of intangibles	—	—		(67)	—	—	67
Stock compensation	—	—		(11)	—	—	11
Restructuring and integration costs	—	—		(92)	—	—	92
Productivity	(22)	22		(49)	—	—	71
Non-routine legal matters	—	—		(16)	—	—	16
COVID-19	(19)	19		(8)	—	—	27
Malware incident	—	—		2	—	—	(2)
Adjusted	$2,657	$3,385	56.0%	$1,809	$—	$(4)	$1,580	26.2%

Refer to page A-12 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity method investment	Impairment of investments and note receivable	Other expense (income), net	Income before provision for income taxes	(Benefit) provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Six Months of 2022
Reported	$363	$217	$(50)	$12	$18	$978	$175	17.9%	$803	$0.56
Items Affecting Comparability:
Mark to market	(134)	—	—	—	(2)	189	47		142	0.10
Amortization of intangibles	—	—	—	—	—	67	17		50	0.04
Amortization of deferred financing costs	(2)	—	—	—	—	2	—		2	—
Amortization of fair value debt adjustment	(9)	—	—	—	—	9	2		7	—
Stock compensation	—	—	—	—	—	(2)	(3)		1	—
Restructuring and integration costs	—	—	—	—	—	58	14		44	0.03
Productivity	—	—	—	—	—	102	22		80	0.06
Impairment of investment	—	—	—	(12)		12	—		12	—
Loss on early extinguishment of debt	—	(217)	—	—	—	217	54		163	0.12
Non-routine legal matters	—	—	—	—	—	7	2		5	—
COVID-19	—	—	—	—	—	9	2		7	—
Gain on litigation	—	—	—	—	—	(271)	(68)		(203)	(0.14)
Gain on sale of equity-method investment	—	—	50	—	—	(50)	(12)		(38)	(0.03)
Transaction costs	—	—	—	—	—	1	—		1	—
Foundational projects	—	—	—	—	—	2	—		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	50		(50)	(0.03)
Adjusted	$218	$—	$—	$—	$16	$1,330	$302	22.7%	$1,028	$0.72
Impact of foreign currency								—%
Constant currency adjusted								22.7%

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity method investment	Impairment of investments and note receivable	Other expense (income), net	Income before provision for income taxes	(Benefit) provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Six Months of 2021
Reported	$265	$105	$—	$—	$(7)	$1,011	$238	23.5%	$773	$0.54
Items Affecting Comparability:
Mark to market	7	—	—	—	—	(83)	(20)		(63)	(0.04)
Amortization of intangibles	—	—	—	—	—	67	17		50	0.04
Amortization of deferred financing costs	(4)	—	—	—	—	4	—		4	—
Amortization of fair value of debt adjustment	(10)	—	—	—	—	10	2		8	—
Stock compensation	—	—	—	—	—	11	14		(3)	—
Restructuring and integration costs	—	—	—	—	—	92	22		70	0.05
Productivity	—	—	—	—	—	71	18		53	0.04
Loss on early extinguishment of debt	—	(105)	—	—	—	105	25		80	0.06
Non-routine legal matters	—	—	—	—	—	16	3		13	0.01
COVID-19	—	—	—	—	—	27	7		20	0.01
Malware incident	—	—	—	—	—	(2)	—		(2)	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	(6)		6	—
Adjusted	$258	$—	$—	$—	$(7)	$1,329	$320	24.1%	$1,009	$0.71

Change - adjusted	(15.5)%								1.9%	1.4%
Impact of foreign currency	—%								0.3%	—%
Change - Constant currency adjusted	(15.5)%								2.2%	1.4%

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the second quarter of 2022:
Income from operations
Coffee Systems	$315	$54	$369
Packaged Beverages	232	15	247
Beverage Concentrates	324	3	327
Latin America Beverages	50	—	50
Unallocated corporate costs	(349)	188	(161)
Total income from operations	$572	$260	$832

For the second quarter of 2021:
Income from operations
Coffee Systems	$355	$49	$404
Packaged Beverages	261	28	289
Beverage Concentrates	255	2	257
Latin America Beverages	36	1	37
Unallocated corporate costs	(173)	25	(148)
Total income from operations	$734	$105	$839

	Reported	Impact of Foreign Currency	Constant Currency
For the second quarter of 2022:
Net sales
Coffee Systems	8.5%	0.6%	9.1%
Packaged Beverages	12.8%	0.1	12.9
Beverage Concentrates	22.7%	0.2	22.9
Latin America Beverages	26.5%	—	26.5
Total net sales	13.2%	0.3	13.5

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the second quarter of 2022:
Income from operations
Coffee Systems	(8.7)%	0.3%	(8.4)%
Packaged Beverages	(14.5)%	—	(14.5)
Beverage Concentrates	27.2%	0.4	27.6
Latin America Beverages	35.1%	—	35.1
Total income from operations	(0.8)%	0.2	(0.6)

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the second quarter of 2022:
Operating margin
Coffee Systems	26.4%	4.5%	30.9%	(0.1)%	30.8%
Packaged Beverages	13.7	0.9	14.6	—	14.6
Beverage Concentrates	70.4	0.7	71.1	—	71.1
Latin America Beverages	23.8	—	23.8	—	23.8
Total operating margin	16.1	7.3	23.4	—	23.4

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the first six months of 2022:
Income from operations
Coffee Systems	$583	$105	$688
Packaged Beverages	718	(236)	482
Beverage Concentrates	568	6	574
Latin America Beverages	75	1	76
Unallocated corporate costs	(406)	150	(256)
Total income from operations	$1,538	$26	$1,564

For the first six months of 2021:
Income from operations
Coffee Systems	$723	$102	$825
Packaged Beverages	440	50	490
Beverage Concentrates	493	3	496
Latin America Beverages	58	2	60
Unallocated corporate costs	(340)	49	(291)
Total income from operations	$1,374	$206	$1,580

	Reported	Impact of Foreign Currency	Constant Currency
For the first six months of 2022:
Net sales
Coffee Systems	2.0%	0.3%	2.3%
Packaged Beverages	13.0	—	13.0
Beverage Concentrates	16.5	0.1	16.6
Latin America Beverages	22.3	0.4	22.7
Total net sales	9.8	0.1	9.9

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first six months of 2022:
Income from operations
Coffee Systems	(16.6)%	0.1%	(16.5)%
Packaged Beverages	(1.6)	—	(1.6)
Beverage Concentrates	15.7	0.2	15.9
Latin America Beverages	26.7	—	26.7
Total income from operations	(1.0)	0.1	(0.9)

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first six months of 2022:
Operating margin
Coffee Systems	25.5%	4.6%	30.1%	(0.1)%	30.0%
Packaged Beverages	22.7	(7.5)	15.2	—	15.2
Beverage Concentrates	69.4	0.7	70.1	—	70.1
Latin America Beverages	21.1	0.2	21.3	—	21.3
Total operating margin	23.2	0.4	23.6	—	23.6

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income attributable to KDP	$2,176
Interest expense	598
Provision for income taxes	590
Other expense (income), net	23
Depreciation expense	409
Other amortization	170
Amortization of intangibles	134
EBITDA	$4,100
Items affecting comparability:
Gain on sale of equity-method investment	$(574)
Gain on litigation settlement	(271)
Loss on early extinguishment of debt	217
Impairment of investments and note receivable	29
Restructuring and integration expenses	165
Productivity	167
Non-routine legal matters	21
Stock compensation	5
COVID-19	19
Transaction costs	3
Foundational projects	2
Mark to market	72
Adjusted EBITDA	$3,955

June 30,
2022
Principal amounts of senior unsecured notes	$11,743
Less: Cash and cash equivalents	552
Total principal amounts less cash and cash equivalents	$11,191

June 30, 2022 Management Leverage Ratio	2.8

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	THIRD QUARTER OF 2021	FOURTH QUARTER OF 2021	FIRST SIX MONTHS OF 2022	LAST TWELVE MONTHS
Net income attributable to KDP	$530	$843	$803	$2,176
Interest expense	116	119	363	598
Provision for income taxes	149	266	175	590
Other (income) expense, net	1	4	18	23
Depreciation expense	98	106	205	409
Other amortization	38	46	86	170
Amortization of intangibles	34	33	67	134
EBITDA	$966	$1,417	$1,717	$4,100
Items affecting comparability:
Gain on sale of equity-method investment	$—	$(524)	$(50)	$(574)
Gain on litigation settlement	—	—	(271)	(271)
Loss on early extinguishment of debt	—	—	217	217
Impairment on investments and note receivable	—	17	12	29
Restructuring and integration expenses	53	57	55	165
Productivity	40	40	87	167
Nonroutine legal matters	7	7	7	21
Stock compensation	3	4	(2)	5
COVID-19	4	6	9	19
Transaction costs	1	1	1	3
Foundational projects	—	—	2	2
Malware incident	(1)	1	—	—
Mark to market	(9)	28	53	72
Adjusted EBITDA	$1,064	$1,054	$1,837	$3,955

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first six months of 2022 and 2021, there were no certain items excluded for comparison to prior year periods.

	First Six Months
(in millions)	2022	2021
Net cash provided by operating activities	$1,339	$1,139
Purchases of property, plant and equipment	(186)	(204)
Proceeds from sales of property, plant and equipment	78	15
Free Cash Flow	$1,231	$950

KEURIG DR PEPPER INC.
RECONCILIATION OF SIGNIFICANT COVID-19 RELATED EXPENSES
(UNAUDITED)
The following table sets forth our reconciliation of significant COVID-19-related expenses. However, employee compensation expense and employee protection costs, which impact our SG&A expenses and cost of sales, are included as the COVID-19 item affecting comparability and are excluded in our Adjusted financial measures. In addition, reported amounts under U.S. GAAP also include additional costs, not included as the COVID-19 item affecting comparability, as presented in tables below.

	Items Affecting Comparability(1)
(in millions)	Employee Compensation Expense(2)	Employee Protection Costs(3)	Allowances for Expected Credit Losses(4)	Total
For the second quarter of 2022
Coffee Systems	$—	$1	$—	$1
Packaged Beverages	1	1	—	2
Beverage Concentrates	—	—	—	—
Latin America Beverages	—	1	—	1
Total	$1	$3	$—	$4

For the second quarter of 2021
Coffee Systems	$1	$4	$(2)	$3
Packaged Beverages	3	3	(8)	(2)
Beverage Concentrates	—	—	(3)	(3)
Latin America Beverages	—	—	—	—
Total	$4	$7	$(13)	$(2)

For the first six months of 2022:
Coffee Systems	$1	$3	$—	$4
Packaged Beverages	2	2	—	4
Beverage Concentrates	—	—	—	—
Latin America Beverages	—	1	—	1
Total	$3	$6	$—	$9

For the first six months of 2021:
Coffee Systems	$2	$13	$(2)	$13
Packaged Beverages	6	5	(8)	3
Beverage Concentrates	—	—	(3)	(3)
Latin America Beverages	—	1	—	1
Total	$8	$19	$(13)	$14

(1)Employee compensation expense and employee protection costs are both included as the COVID-19 items affecting comparability in the reconciliation of our Adjusted Non-GAAP financial measures.
(2)Primarily included incremental benefits provided to frontline workers such as extended sick leave, in order to maintain essential operations during the COVID-19 pandemic.
(3)Included costs associated with personal protective equipment, temperature scans, cleaning and other sanitization services. Impacts both cost of sales and SG&A expenses.
(4)Reflects reversal of allowances initially recorded in 2020 specifically related to the COVID-19 pandemic, driven by improving economic conditions during 2021.